Exhibit 99.1

Imation Announces Strategic Alliance With TDK Corporation for Joint
Development and Manufacturing of Magnetic Tape Technologies

Companies to collaborate on manufacturing, research and development;
Imation to exit Weatherford, Okla. tape coating plant;
Significant non-cash charges expected

OAKDALE, Minn.--(BUSINESS WIRE)--January 18, 2011--Imation Corp. (NYSE:IMN), a leading global technology company dedicated to helping people and organizations store, protect, and connect their digital world, today announced that it has signed a strategic agreement with TDK Corporation to jointly develop and manufacture magnetic tape technologies. Under the agreement, the companies will collaborate on the research and development of future tape formats in the two companies’ research centers in the U.S. and Japan, while consolidating tape coating operations to the TDK Group Yamanashi manufacturing facility.

“This strategic tape alliance between Imation and TDK brings together two of the world’s leading data storage technology companies to jointly develop and manufacture the next generations of advanced tape,” said Mark Lucas, president and chief executive officer, Imation. “By leveraging both companies’ deep tape knowledge and decades of invention and innovation, we expect to accelerate the development and commercialization of future tape formats. TDK’s high-performance dual-layer coating technology, combined with Imation’s proprietary advanced servo-writing, bring the industry’s best technologies together to enable future multi-terabyte formats.”

Commenting on the critical role of magnetic tape in global IT infrastructures, Lucas continued, “Because of its superior archival capabilities, low cost per gigabyte, and robust future roadmaps that include rapidly increasing capacities matched with high performance, advanced magnetic tape remains the storage media of choice for archival applications. In fact, most of the world’s critical data, whether government, enterprise, or cloud applications, is stored on magnetic tape.”

“Our partnership with Imation is a logical progression of our two companies’ strong strategic relationship,” said Takehiro Kamigama, president and chief executive officer, TDK Corporation. “Imation acquired the TDK brand recording media sales business in 2007 and has successfully expanded the portfolio with high-quality, innovative data storage and audio product offerings marketed under the TDK Life on Record brand. Now, TDK is very pleased to partner with Imation to leverage the strength of each company’s deep technology and manufacturing expertise in magnetic tape, working closely together to develop and commercialize next-generation tape formats.”

Imation also announced that it will discontinue its magnetic tape coating operations at the company’s Weatherford, Okla. facility by April 2011, and subsequently close this facility. Approximately 115 positions will be eliminated, the vast majority of which are in manufacturing operations. Imation will maintain its research, development, and engineering (RD&E) facility at the company’s world headquarters in Oakdale, Minn.

“The decision to exit coating operations at our Weatherford facility is a difficult but necessary step as we continue to improve our operating efficiency and optimize our magnetic tape business as part of our overall strategy,” said Lucas. “We are committed to working with our impacted employees, providing financial assistance and outplacement support during the upcoming transition.”

“Imation and TDK – who have partnered successfully together for many years – are now taking the lead to consolidate global manufacturing, while continuing the critical research and development work for future tape formats. Imation remains committed as a leading developer and supplier of magnetic tape worldwide,” concluded Lucas.

In conjunction with the shutdown of the facility and the rationalization of certain product lines Imation anticipates recording approximately $50 million of charges for asset impairments, restructuring and other charges of which $45 million is non-cash. The vast majority of these charges will be recognized in the fourth quarter 2010 results.

The Company’s fourth quarter 2010 tax provision will include a net expense in the U.S. preliminarily estimated at $90 million. This net expense primarily relates to establishing a full valuation allowance required to be established against the Company’s net U.S. deferred tax assets offset by the tax benefit from the charges discussed above. As disclosed in prior periods, the Company has significant deferred tax assets in the U.S. These assets may still be used in the future; however, the weight of these charges and recent results requires a full valuation allowance.

About Imation Corp.

Imation Corp. (NYSE: IMN) is a leading global technology company dedicated to helping people and organizations store, protect, and connect their digital world. Our portfolio of data storage and security products, electronics and accessories reaches customers in more than 100 countries through a powerful global distribution network. Imation Corp.'s global brand portfolio includes Imation, Memorex, XtremeMac, and TDK Life on Record brands. Additional information about Imation is available at http://www.imation.com.

Risk and Uncertainties

Certain information contained in this press release which does not relate to historical information may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include our ability to successfully implement our strategy; our ability to grow our business in new products with profitable margins; our ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties; the market acceptance of newly introduced product and service offerings; the potential dependence on third parties for new product introductions or technologies in order to introduce our own new products; continuing uncertainty in global and regional economic conditions; foreign currency fluctuations; the volatility of the markets in which we operate; our ability to successfully manage multiple brands globally; our ability to achieve the expected benefits from our strategic relationships and distribution agreements; the competitive pricing environment and its possible impact on profitability and inventory valuations; the ready availability and price of energy and key raw materials or critical components; our ability to meet our revenue growth and cost reduction targets; our ability to secure adequate supply of certain high demand products at acceptable prices; the rate of revenue decline for certain existing products; our ability to efficiently source, warehouse and distribute our products globally; significant changes in discount rates and other assumptions used in the valuation of our pension plans; our ability to continue realizing the benefits from our global manufacturing strategy for magnetic data storage products and the related restructuring; our ability to secure and maintain adequate shelf and display space over time at retailers which conduct semi-annual or annual line reviews; the possibility that some of our assets may become impaired; the future financial and operating performance of major customers and industries served; our ability to successfully defend our intellectual property rights and the ability or willingness of our suppliers to provide adequate protection against third party intellectual property or product liability claims; the outcome of any pending or future litigation; the volatility of our stock price due to our results or market trends, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.

Imation, the Imation logo, Memorex, the Memorex logo, and XtremeMac are trademarks of Imation Corp. and its subsidiaries. The TDK Life on Record logo is a trademark of TDK Corporation. All other trademarks are property of their respective owners.

CONTACT:
Imation Corp
Scott Robinson, 651-704-4311 (Investors)
srobinson@imation.com
Mary Rawlings-Taylor, 651-704-6796 (Media)
mjrawlings-taylor@imation.com
or
Padilla Speer Beardsley
Matt Kucharski, 612-455-1731 (Media)
mkucharski@psbpr.com